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                                                                   EX-99.906CERT


                         certification

Timothy Ashburn, President, and Thomas Napurano, Chief Financial Officer and Treasurer of AmeriPrime Funds (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                  Chief Financial Officer and Treasurer
AmeriPrime Funds                           AmeriPrime Funds


         /s/ Timothy Ashburn                /s/ Thomas Napurano
Timothy Ashburn                              Thomas Napurano
Date:    March 10, 2004                     Date:    February 26, 2004
     -------------------------------            ----------------------


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AmeriPrime Funds and will be retained by AmeriPrime Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

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